Exhibit 4.2

PACIFIC PREMIER BANCORP, INC.

and

Wilmington Trust, National Association

as Trustee, Paying Agent and Security Registrar

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 8, 2019

to

INDENTURE

Dated as of May 8, 2019

4.875% Fixed-to-Floating Rate Subordinated Notes due May 15, 2029

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of May 8, 2019, between PACIFIC PREMIER BANCORP, INC., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, a national banking association, organized and existing under the laws of the United States of America, as trustee (the “Trustee”), Security Registrar and Paying Agent.

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture, dated as of May 8, 2019 (the “Base Indenture” and, as hereby supplemented and amended, the “Indenture”), providing for the establishment from time to time of series of the Company’s unsecured debt securities, which may be debentures, notes, bonds or other evidences of indebtedness (hereinafter called the “Securities”) and the issuance from time to time of Securities under the Indenture; and

WHEREAS, Section 901(7) of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to the Base Indenture to establish the form or terms of Securities of a series thereunder as permitted by Sections 201 and 301 of the Base Indenture; and

WHEREAS, pursuant to Section 301 of the Base Indenture, the Company desires to establish a new series of Securities under the Indenture to be known as its “4.875% Fixed-to-Floating Rate Subordinated Notes due May 15, 2029” (the “Notes”), to establish the form and terms and conditions of the Notes, as provided in this First Supplemental Indenture, and to provide for the initial issuance of Notes in the aggregate principal amount of $125,000,000; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and all requirements necessary to make (i) this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee in accordance with the Indenture, the valid, binding and enforceable obligations of the Company, have been satisfied; and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects; and

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1.           Relation to Base Indenture. This First Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.2.           Definition of Terms. For all purposes of this First Supplemental Indenture:

(a)           Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture, provided that, if the definition of a capitalized term defined in this First Supplemental Indenture conflicts with the definition of that capitalized term in the Base Indenture, the definition of that capitalized term in this First Supplemental Indenture shall control for purposes of this First Supplemental Indenture and the Notes and (in respect of the Notes but not any other series of Securities) the Base Indenture;

(b)           a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c)           the singular includes the plural and vice versa;

(d)           headings are for convenience of reference only and do not affect interpretation;

(e)           unless otherwise specified or unless the context requires otherwise, (i) all references in this First Supplemental Indenture to Sections refer to the corresponding Sections of this First Supplemental Indenture, and (ii) the terms “herein,” “hereof,” “hereunder” and any other word of similar import refer to this First Supplemental Indenture; and

(f)            for purposes of this First Supplemental Indenture and the Notes, the following terms have the meanings given to them in this Section 1.2(f):

“1940 Act Event” means an event requiring the Company to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close; provided, however, that in the case of any Floating Rate Interest Payment Date, such day is also a London Banking Day.

“Calculation Agent” means Wilmington Trust, National Association, or any other successor appointed by the Company, acting as calculation agent. The Company may appoint itself, or any of its affiliates, as the Calculation Agent.

“Corporate Trust Office” means the office of the Trustee at which at any particular time this First Supplemental Indenture shall be administered, which office, at the date of the execution of this First Supplemental Indenture, is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Pacific Premier Bancorp, Inc. Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders of the Notes and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders of the Notes and the Company).

“DTC” has the meaning set forth in Section 2.3 hereof.

“Designated LIBOR Page” means the display on Bloomberg Page BBAM1 (or any successor or substitute page of such service, or any successor to such service selected by the Company), for the purpose of displaying the London interbank rates for U.S. dollars.

“Determination Date” means the second London Banking Day immediately preceding the first day of each applicable interest period commencing on the first Floating Rate Interest Payment Date.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank holding companies.

“Fixed Rate Interest Payment Date” has the meaning set forth in Section 2.5(b)(i) hereof.

“Fixed Rate Interest Record Date” means, with respect to each Fixed Rate Interest Payment Date, the close of business on the May 1 or November 1 (whether or not a Business Day) immediately preceding such Fixed Rate Interest Payment Date, through May 15, 2024.

“Fixed Rate Period” has the meaning set forth in Section 2.5(b)(i) hereof.

“Floating Rate Interest Payment Date” has the meaning set forth in Section 2.5(b)(ii) hereof.

“Floating Rate Interest Record Date” means, with respect to each Floating Rate Interest Payment Date, the close of business on the February 1, May 1, August 1 and November 1 (whether or not a Business Day) immediately preceding such Floating Rate Interest Payment Date.

“Floating Rate Period” has the meaning set forth in section 2.5(b)(ii) hereof.

“Global Note” has the meaning set forth in Section 2.4 hereof.

“Independent Bank Regulatory Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal bank holding company and banking regulatory law, including the laws, rules and the guidelines of the Federal Reserve Board relating to regulatory capital, and shall include any Person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tier 2 Capital Event.”

“Independent Tax Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal income taxation law, including the deductibility of interest payments made with respect to corporate debt instruments, and shall include any Person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tax Event.”

“Interest Payment Date” has the meaning set forth in Section 2.5(b)(ii) hereof.

“London Banking Day” means any date on which commercial banks are open for business (including dealings in U.S. dollars) in London, England.

“Representative” means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

“Senior Indebtedness” means:

(a)           any of the Company’s indebtedness (including the principal of, and premium, if any, and unpaid interest on such indebtedness) for borrowed or purchased money including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by bonds, debentures, notes, or other written instruments, including any obligations of the Company to general creditors, depositors or trade creditors;

(b)           the Company’s obligations under letters of credit, bank guarantees or bankers’ acceptances;

(c)           any of the Company’s indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor, and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates;

(d)           any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), or other similar contingent obligations in respect of obligations of others of a type described in clauses (a), (b), and (c), whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States;

(e)           all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on the Company’s balance sheet;

(f)            all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor;

(g)           all direct or indirect guarantees or similar agreements in respect of, and the Company’s obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in clauses (a) through (f) above; and

(h)           any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (g) above, other than obligations ranking on a parity with the Notes or ranking junior to the Notes.

Notwithstanding the foregoing, if the Federal Reserve Board (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used in this definition of Senior Indebtedness will have the meaning as described in that rule or interpretation.

The term “Senior Indebtedness” does not include: (i) any indebtedness of the Company which, when incurred, and without respect to any election under Section 1111(b) of the U.S. Bankruptcy Code, was without recourse to the Company; (ii) any indebtedness of the Company to any of its Subsidiaries; (iii) indebtedness to any employee of the Company; (iv) any liability for taxes; (v) any indebtedness of the Company that is expressly subordinate in right of payment to any other indebtedness of the Company; or (vi) renewals, extensions, modifications and refundings of any such indebtedness.

Notwithstanding anything to the contrary herein and for purposes of clarity, the term “Senior Indebtedness” does not include the Company’s 5.75% Subordinated Notes Due 2024 and the Company’s 7.125% Subordinated Notes Due 2025 (collectively, the “Debentures”), which Debentures shall rank pari passu with the Notes in the right of payment and upon the Company’s liquidation.

“Stated Maturity Date” has the meaning set forth in Section 2.2 hereof.

“Tax Event” means the receipt by the Company of an opinion of Independent Tax Counsel to the effect that, as a result of:

(a)           an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities;

(b)           a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”);

(c)           an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation; or

(d)           a threatened challenge asserted in writing in connection with an audit of the Company’s federal income tax returns or positions or a similar audit of any of its Subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by the Company on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Three-Month LIBOR” means, for any Floating Rate Period, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the Determination Date related to such Floating Rate Period. If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by the Company for this purpose and whose names and contact information will be provided by the Company to the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such Determination Date and in a principal amount equal to an amount for a single transaction in U.S. dollars in the relevant market at the relevant time as determined by the Company and provided to the Calculation Agent (a “Representative Amount”). If at least two such quotations are so provided, Three-Month LIBOR for the Floating Rate Period related to such Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in the City of New York selected by the Company for this purpose and whose names and contact information will be provided by the Company to the Calculation Agent, to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., New York City time, on such Determination Date and in a Representative Amount. If at least two such rates are so provided, Three-Month LIBOR for the Floating Rate Period related to such Determination Date will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then Three-Month LIBOR for the Floating Rate Period related to such Determination Date will be set to equal the Three-Month LIBOR for the immediately preceding Floating Rate Period or, in the case of the Floating Rate Period commencing on the first Floating Rate Interest Payment Date, 2.375%, resulting in a coupon rate of 4.875%. All percentages used in or resulting from any calculation of Three-Month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. Notwithstanding the foregoing, in the event that Three-Month LIBOR as determined in accordance with this definition is less than zero, Three-Month LIBOR for such Floating Rate Period shall be deemed to be zero.

In addition, if the Calculation Agent determines that Three-Month LIBOR is not published on the Designated LIBOR Page, then the Company may determine and provide to the Calculation Agent in writing whether to calculate the relevant interest rate using a substitute or successor base rate that the Company has determined in its sole discretion is most comparable to Three-Month LIBOR or is an industry-accepted substitute or successor base rate, and the Calculation Agent will use that substitute or successor base rate as directed by the Company in writing. If a substitute or successor base rate has been determined in accordance with the foregoing, the Company in its sole discretion may determine what business day convention to use, the definition of business day, the

Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“Tier 2 Capital Event” shall mean the receipt by the Company of an opinion of Independent Bank Regulatory Counsel to the effect that, as a result of:

(a)           any amendment to, or change (including any announced prospective amendment or change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company; or

(b)           any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the original issue date of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then-equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Company.

The terms “Company,” “Trustee,” “Base Indenture,” “First Supplemental Indenture,” “Indenture,” “Securities” and “Notes” shall have the respective meanings set forth in the recitals to this First Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE 2
ESTABLISHMENT OF THE NOTES AND
GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1.           Establishment of the Series of the Notes and Designation. There is hereby authorized and established a series of Securities designated as the “4.875% Fixed-to-Floating Rate Subordinated Notes due May 15, 2029.” The Securities that are a part of such series shall be in the form and have the terms, provisions and conditions as set forth in the Base Indenture, this First Supplemental Indenture and the Notes in the form attached hereto as Exhibit A.

Section 2.2.           Payment of Principal; Issue Price. Except as earlier redeemed in accordance with this First Supplemental Indenture, the date upon which the entire principal amount of the Notes shall become due and payable, together with any accrued and unpaid interest then owing, shall be May 15, 2029 (the “Stated Maturity Date”). The Notes issued on the date hereof will be issued at a price equal to 100% of the principal amount thereof.

Section 2.3.           Form, Payment and Appointment. Except as provided in Section 305 of the Base Indenture, the Notes will be issued only in book-entry form, will be represented by one or more Global Notes registered in the name of or held by The Depository Trust Company or any successor thereto (“DTC”) or its nominee as the Depositary therefor. So long as DTC or its nominee is the registered owner of Global Notes, DTC or its nominee, as the case may be, will be considered the Holder of the Notes represented by such Global Notes for all purposes under the Indenture. The Company will make payments of principal of, and premium, if any, and interest on the Global Notes to DTC or its nominee, as the case may be, as the registered Holder of the Notes.

The terms and conditions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and conditions and to be bound thereby.

The Security Registrar and Paying Agent for the Notes shall initially be the Trustee.

The Place of Payment for the Notes shall be an office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office.

The Notes will be issuable and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The amounts payable with respect to the Notes shall be payable in U.S. Dollars.

Section 2.4.           Global Note. The Notes shall be issued initially in the form of one or more fully registered Global Securities (each such Global Security, a “Global Note”) registered in the name of DTC or its nominee and deposited with DTC or its designated custodian or such other Depositary as any officer of the Company may from time to time designate. Unless and until a Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary as provided in the Indenture.

Section 2.5.           Interest.

(a)           Interest payable on any Interest Payment Date, the Stated Maturity Date or the Redemption Date, if any, with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of Notes if no interest has previously been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date, Stated Maturity Date or the Redemption Date, if any, as the case may be.

(b)           i)              From, and including, the original issue date of the Notes to, but excluding, May 15, 2024, unless redeemed prior to such date pursuant to Article 3 hereof, the Notes will bear interest at the annual rate of 4.875%, computed on the basis of a 360-day year consisting of twelve 30-day months, and payable semi-annually in arrears on each May 15 and November 15, beginning on November 15, 2019 and ending on May 15, 2024 (each such payment date, a “Fixed Rate Interest Payment Date,” with the period from, and including, the original issue date of the Notes to, but excluding, the first Fixed Rate Interest Payment Date and each successive period from, and including, a Fixed Rate Interest Payment Date to, but excluding, the next Fixed Rate Interest Payment Date being a “Fixed Rate Period”). In the event that any scheduled Fixed Rate Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Fixed Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Fixed Rate Interest Payment Date).

ii)             From, and including May 15, 2024 to, but excluding, the Stated Maturity Date, unless redeemed subsequent to May 15, 2024 but prior to the Stated Maturity Date pursuant to Article 3 hereof, the Notes will bear interest at an annual rate equal to Three-Month LIBOR, reset quarterly, plus 250 basis points (2.50%), payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, beginning on August 15, 2024 (each such payment date, a “Floating Rate Interest Payment Date,” and, together with the Fixed Rate Interest Payment Dates, collectively the “Interest Payment Dates,” with the period from, and including, May 15, 2024 to, but excluding, the first Floating Rate Interest Payment Date and each successive period from, and including, a Floating Rate Interest Payment Date to, but excluding, the next Floating Rate Interest Payment Date being a “Floating Rate Period”). Interest payable on the Notes for a Floating Rate Period shall be computed on the basis of a 360-day year and the actual number of days in such Floating Rate Period. The Calculation Agent shall notify the Trustee (if the Trustee is not the Calculation Agent) in writing of the interest rate for each Floating Rate Period on the applicable Determination Date. In the event that any scheduled Floating Rate Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Floating Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day, unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding day that is a Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day.

(c)           The interest payable, and punctually paid or duly provided for, on any Fixed Rate Interest Payment Date shall be paid to the Person in whose name the Note is registered at the close of business on the Fixed Rate Interest Record Date for such interest through May 15, 2024, and thereafter, the interest so payable, and punctually paid or duly provided for on any Floating Rate Interest Payment Date shall be paid to the Person in whose name this Note is registered at the close of business on the Floating Rate Interest Record Date for such interest on any Floating Rate Interest Payment Date. Notwithstanding the foregoing, interest due on the Stated Maturity Date (whether or not an Interest Payment Date) of the Notes will be paid to the Person to whom principal of the Notes is payable, subject to DTC’s applicable procedures.

Section 2.6.           Subordination Provisions.

(a)           Except as otherwise specified, the Company agrees, and each Holder of the Notes by accepting the Notes agrees, that the indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Section 2.6, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness.

(b)           In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company:

i)              holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the principal thereof, and premium, if any, additional amounts owing in respect thereof, if any, and interest thereon (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Indebtedness before Holders shall be entitled to receive any payment of principal of or interest on Notes;

ii)             until the Senior Indebtedness is paid in full in cash, any indebtedness to which Holders of the Notes or the Trustee would be entitled but for this Section 2.6 shall be made to holders of Senior Indebtedness as their interests may appear for the application to the payment thereof, except that Holders of the Notes may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Notes; and

iii)            the Trustee is entitled to conclusively rely upon an order or decree of a court of competent jurisdiction or a certificate of a bankruptcy trustee or other similar official for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Company debt, the amount thereof or payable thereon and all other pertinent facts relating to the Trustee’s obligations under this Section 2.6.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any of the Notes shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including by way of set-off or any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to a Responsible Officer of the Trustee in writing or, as the case may be, such Holder of the Notes, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Any taxes that have been withheld or deducted from any payment or distribution in respect of the Notes, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that the Trustee or the Holder of any of the Notes receives for purposes of this Section.

(c)           The Company may not pay principal of, or premium, if any or interest on the Notes and may not acquire any Notes for cash or property other than capital stock of the Company if:

i)              any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto occurs and is continuing;

ii)             a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness (or a trustee on their behalf) to accelerate its maturity, or

iii)            a default under any Senior Indebtedness is the subject of judicial proceedings or the Trustee or the Paying Agent receives a notice of the default from a person who may give it pursuant to Section 2.6(k) hereof.

The Company may resume payments on the Notes and may acquire them when:

i)              the default is cured or waived; or

ii)             this Section 2.6 otherwise permits the payments or acquisition at that time.

(d)           In the event that any Notes are declared due and payable before their Stated Maturity Date, then and in such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision shall be made for such payment in cash, before the Holders of the Notes are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes) by the Company on account of the principal of, or premium, if any or interest on the Notes or on account of the purchase or other acquisition of Notes; provided, that any money deposited pursuant to Articles Four and Thirteen of the Base Indenture not in violation of the Indenture shall not be subject to the claims of holders of Senior Indebtedness, unless, in avoidance of doubt, it was deposited in connection with any declaration of acceleration under Article Five of the Base Indenture.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Note prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to a Responsible Officer of the Trustee in writing or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Representative with respect to such Senior Indebtedness.

(e)           If payment or distribution on account of the Notes of any character or security, whether in cash, securities or other property, is received by Holder, including any applicable Trustee, in contravention of any of the terms of this Section 2.6 and before all Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of holders of Senior Indebtedness or their Representatives, and must be paid over or delivered and transferred to the Representative with respect to such Senior Indebtedness for application, in accordance with the priorities then existing among those holders of Senior Indebtedness for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full.

(f)            The Company shall promptly notify the Trustee, in writing, and any Paying Agent of any facts known to the Company that would cause a payment on the Notes to violate this Section 2.6. The Company shall provide all relevant contact, wiring and other information as the Trustee may require in order to pay over or deliver to the Representative representing the Senior Indebtedness any funds or other payment or distribution in accordance with this Section 2.6. The Trustee shall be entitled to conclusively rely on any such information provided by the Company.

(g)           After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to such Holders have been applied to the payment of Senior Indebtedness. A payment or distribution made under this Section 2.6 to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as among the Company, its creditors other than the holders of Senior Indebtedness and Holders, a payment or distribution by the Company on account of the Senior Indebtedness.

(h)           This Section 2.6 is intended solely to define the relative rights of Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing in the Indenture or in the Notes shall:

i)              impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any  and interest on the Notes as and when the same shall become due and payable in accordance with their terms;

ii)             affect the relative rights of Holders and creditors of the Company other than holders of Senior Indebtedness; or

iii)            prevent the Trustee or any Holder from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Indebtedness to receive payments or distributions otherwise payable to Holders or the Trustee.

If the Company fails because of this Section 2.6 to pay principal of, or premium, if any or interest on any of the Notes on the due date, such failure shall constitute a default under the Indenture.

(i)            No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with the Indenture.

(j)            Whenever a distribution is to be made or a notice is given to holders of Senior Indebtedness, the distribution may be made and the notice may be given to their Representative.

(k)           The Trustee or any Paying Agent may continue to make payments on the Notes until it receives written notice of facts that would cause a payment of principal of or interest on the Notes to violate this Section 2.6. Only the Company, a Representative or a holder of an issue of Senior Indebtedness that has no Representative may give the written notice.  The Trustee has no fiduciary duty to the holders of Senior Indebtedness. The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.  Notwithstanding anything herein to the contrary, the Company’s obligation to pay, and the Company’s payment of, the amounts required by Section 607 of the Base Indenture are excluded from the operation of this Section 2.6. For the sake of clarity, such payments are not subordinated to the Company’s Senior Indebtedness.

(l)            Nothing contained in this Section 2.6 or elsewhere in the Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 2.6(b) hereof or under the conditions described in Section 2.6(c) or 2.6(d) hereof, from making payments at any time of or on account of the principal of, or premium, if any or interest on the Notes or on account of the purchase or other acquisition of the Notes, or (b) the application by the Trustee of any money deposited with it under the Indenture to the payment of or on account of the principal of, or premium, if any or interest on the Notes or the retention of such payment by the Holders of the Notes, if, at the time of such application by the Trustee, it did not have knowledge (in accordance with Section 2.6(f) hereof) that such payment would have been prohibited by the provisions of this Section 2.6.

(m)          Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 2.6 and appoints the Trustee his attorney-in-fact for any and all such purposes.

(n)           Upon any payment or distribution of assets of the Company referred to in this Section 2.6, the Trustee, subject to the provisions of Section 602 of the Base Indenture, and the Holders of the Notes shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.6.

(o)           In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Section 2.6 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Section 2.6 in addition to or in place of the Trustee.

Section 2.7.           Events of Default; Acceleration. Neither the Trustee nor the Holders of the Notes shall have the right to accelerate the Stated Maturity Date unless there is an Event of Default specified under clause (6) or (7) of Section 501 of the Base Indenture. If an Event of Default specified in clause (6) or (7) of Section 501 of the Base Indenture occurs, then the principal amount of all of the Outstanding Notes, including any accrued and unpaid interest and premium, if any, on the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders of the Notes in accordance with the provisions of Section 502 of the Base Indenture.

Section 2.8.           No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

Section 2.9.           No Conversion or Exchange Rights. The Notes shall not be convertible into or exchangeable for any other securities or property of the Company or any Subsidiary of the Company.

Section 2.10.         Defeasance; No Covenant Defeasance. Section 1302 of the Base Indenture shall be applicable to the Notes. Section 1303 of the Base Indenture shall not be applicable to the Notes.

ARTICLE 3
REDEMPTION OF THE NOTES

Section 3.1.           Optional Redemption. The Company may, at its option, redeem the Notes, in whole or in part, on any Interest Payment Date on or after May 15, 2024, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date fixed by the Company; provided that, for the avoidance of doubt, the payment of such accrued and unpaid interest paid as a part of the Redemption Price shall satisfy in full the obligation of the Company to pay accrued and unpaid interest on the Notes redeemed from and including the most recent Interest Payment Date on which all accrued and unpaid interest on the Notes was paid or provided for to, but excluding, the Redemption Date. Any partial redemption will be made in accordance with the Base Indenture. The Company’s election to redeem any Notes shall be evidenced by a Board Resolution and provided to the Trustee in the form of an Officers’ Certificate at least 60 days prior to the Redemption Date, or such shorter notice as may be acceptable to the Trustee.

Section 3.2.           Redemption Upon Special Events. The Company may also, at its option, redeem the Notes before the Stated Maturity Date in whole, but not in part, at any time, upon the occurrence of a Tier 2 Capital Event, a Tax Event or a 1940 Act Event. Any such redemption will be at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date fixed by the Company; provided that, for the avoidance of doubt, the payment of such accrued and unpaid interest paid as a part of the Redemption Price shall satisfy in full the obligation of the Company to pay accrued and unpaid interest on the Notes redeemed from and including the most recent Interest Payment Date on which all accrued and unpaid interest on the Notes was paid or provided for through, but excluding, the Redemption Date. The Company’s election to redeem any Notes shall be evidenced by a Board Resolution, and in case of any redemption at the election of the Company of less than all the Notes, such election must be provided to the Trustee in the form of an Officers’ Certificate at least 60 days prior to the Redemption Date, or such shorter notice as may be acceptable to the Trustee. If any conditions precedent to such optional redemption have not been satisfied, the Company shall provide written notice to the Trustee and each Holder of the Notes prior to the close of business prior to the Redemption Date fixed by the Company in the same manner in which the notice of redemption was given. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed as provided in such notice. In no event shall the Trustee be responsible to satisfy any such conditions precedent, including making a deposit of money required to effectuate the redemption.

Section 3.3.           Redemption Approval. No redemption of the Notes by the Company prior to the Stated Maturity Date pursuant to this Article 3 shall be made without the prior approval of the Federal Reserve Board if such prior approval is or will be required at the scheduled Redemption Date. To the extent that the approval of the Federal Reserve Board is required for the Company’s redemption of the Notes pursuant to this Article 3, the Trustee shall not have any duty or obligation to determine whether such approval is required or any duty or obligation to obtain such approval. Prior to the delivery of the notice of redemption to the Holders of the Notes, the Company shall deliver to the Trustee an Officers’ Certificate stating (i) whether or not the approval of the Federal Reserve Board is required for the Company’s redemption of the Notes and (ii) if such approval is required, whether or not such approval has been obtained by the Company.

Section 3.4.           Redemption Procedures. Notice of redemption must be provided to the Holders of the Notes to be redeemed not less than 30 days nor more than 60 days prior to the applicable Redemption Date. The provisions of Article Eleven of the Base Indenture shall apply to any redemption of the Notes pursuant to this Article 3 unless they are inconsistent with this Article 3.

ARTICLE 4
FORM OF NOTES

The Notes and the Trustee’s certificate of authentication thereon are to be substantially in the form attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 5
ISSUE OF NOTES

Section 5.1.                 Additional Issues of Notes. The Company may, from time to time, without notice to or the consent of the Holders of the Notes, issue an unlimited amount of additional subordinated Securities of the same series as the Notes, which Securities will rank pari passu with the Notes and be identical in all respects to the Notes previously issued except for their issuance date, the offering price, the interest commencement date and the date of first payment of interest following the issue date of such additional subordinated Securities in order that such additional subordinated Securities may be consolidated and form a single series with the Notes outstanding immediately prior to the issuance of such additional subordinated Securities and have the same terms as to status, redemption or otherwise as the Notes; provided that, if any additional subordinated Securities are not fungible with the initial Notes for U.S. income tax purposes, such additional subordinated Securities will have a separate CUSIP number.

ARTICLE 6
IMMUNITY OF INCORPORATOR, STOCKHOLDERS, EMPLOYEES,
OFFICERS AND DIRECTORS

No incorporator, director, officer, employee or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this First Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting the Notes, each Holder thereof waives and releases all such liability.

ARTICLE 7
MISCELLANEOUS

Section 7.1.           Ratification of Base Indenture. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this First Supplemental Indenture apply solely with respect to the Notes.

Section 7.2.           Trustee Not Responsible for Recitals. The recitals contained herein and the Notes, except the Trustee’s certificates of authentication, shall be taken as statements of the Company and not those of the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

Section 7.3.           Governing Law; Waiver of Jury Trial. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE ISSUED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE ISSUER, THE TRUSTEE AND THE HOLDERS OF THE NOTES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.4.           Separability Clause. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.5.           Counterparts Originals. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile transmission or by transmission as a PDF e-mail attachment shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF e-mail attachment shall be deemed to be their original signatures for all purposes.

Section 7.6.           Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to this First Supplemental Indenture and their successors under this First Supplemental Indenture and the Persons in whose names the Notes are registered from time to time, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 7.7.           Conflict with Base Indenture. To the extent that any provision of this First Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, such provision of this First Supplemental Indenture shall control with respect to the Notes.

Section 7.8.           Trust Indenture Act Controls. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this First Supplemental Indenture by the Trust Indenture Act, such required or deemed provision shall control.

Section 7.9.           Rights, Protections and Immunities of the Trustee. All of the rights, protections, benefits, immunities and indemnities afforded or given to the Trustee, the Security Registrar and the Paying Agent pursuant to the Base Indenture shall apply to and be enforceable by the Trustee, the Security Registrar and the Paying Agent acting in their respective capacities relating to the Notes and pursuant to this First Supplemental Indenture mutatis mutandi as if set forth and incorporated herein. The Trustee, the Security Registrar and the Paying Agent is acting hereunder, not in its individual capacity, but solely in its capacity as Trustee, Security Registrar or Paying Agent, as applicable, for the Notes under the Indenture.

Section 7.10.         USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help the government fight the funding of terrorism and money laundering, are required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with it. The Company agrees that it will provide the Trustee with such information as the Trustee may request to satisfy the requirements of the USA PATRIOT Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

PACIFIC PREMIER BANCORP, INC.

By:	/s/ Ronald J. Nicolas, Jr.
Name:	Ronald J. Nicolas, Jr.
Title:	Senior Executive Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Michael H. Wass
Name:	Michael H. Wass
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE IDENTIFIED HEREIN).

GLOBAL NOTE

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

PACIFIC PREMIER BANCORP, INC.

4.875% Fixed-to-Floating Rate Subordinated Note due May 15, 2029

No. 1 $125,000,000	CUSIP: 69478X AD7 ISIN: US69478XAD75

PACIFIC PREMIER BANCORP, Inc., a Delaware corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of $125,000,000 (or such other amount as set forth in the Schedule of Increases or Decreases in Global Note attached hereto) on May 15, 2029 (such date is hereinafter referred to as the “Stated Maturity Date”), unless redeemed prior to such date, and to pay interest thereon (i) from, and including, May 8, 2019 to, but excluding, May 15, 2024 or any earlier redemption date, at a rate of 4.875% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 2019 and ending on May 15, 2024 (each such payment date, a “Fixed Rate Interest Payment Date,” with the period from, and including, May 8, 2019 to, but excluding, the first Fixed Rate Interest Payment Date and each successive period from, and including, a Fixed Rate Interest Payment Date to, but excluding, the next Fixed Rate Interest Payment Date being a “Fixed Rate Period”) and (ii) from, and including, May 15, 2024 to, but excluding, the Stated Maturity Date or any earlier redemption date, at a rate equal to Three-Month LIBOR, reset quarterly, plus 250 basis points (2.50%), payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2024 through the Stated Maturity Date or any earlier redemption date (each such payment date, a “Floating Rate Interest Payment Date,” and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates,” with the period from, and including, May 15, 2024 to, but excluding, the first Floating Rate Interest Payment Date and each successive period from, and including a Floating Rate Interest Payment Date to, but excluding, the next Floating Rate Interest Payment Date being a “Floating Rate Period”). Interest payable on this Note during any Fixed Rate Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any scheduled Fixed Rate Interest Payment date on this Note falls on a day that is not a Business Day, then payment of interest payable on such Fixed Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day and no additional interest shall accrue. Interest payable on this Note during any Floating Rate Period shall be computed on the basis of a 360-day year and the actual number of days in such Floating Rate Period. All percentages used in or resulting from any calculation of Three-Month LIBOR shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. In the event that any scheduled Floating Rate Interest Payment Date on this Note falls on a day that is not a Business Day, then payment of interest payable on such Floating Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day, unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding day that is a Business Day, and, in each case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day.

Any principal and premium, and any such installment of interest, which is overdue shall bear interest at the applicable rate set forth in the previous paragraph (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, (i) on any Fixed Rate Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Fixed Rate Interest Record Date for such interest, which shall be the close of business on the May 1 or November 1 (whether or not a Business Day) immediately preceding such Fixed Rate Interest Payment Date, through May 15, 2024, and (ii) thereafter, the interest so payable, and punctually paid or duly provided for on any Floating Rate Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Floating Rate Interest Record Date for such interest, which shall be the close of business on the February 1, May 1, August 1 or November 1 (whether or not a Business Day) immediately preceding such Floating Rate Interest Payment Date.

Payment of the principal of and interest on this Note will be made at an office or agency of the Company maintained for that purpose, which shall initially be the Corporate Trust Office of the Trustee, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

PACIFIC PREMIER BANCORP, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer
Date:

REVERSE OF NOTE

PACIFIC PREMIER BANCORP, INC.

4.875% Fixed-to-Floating Rate Subordinated Notes due May 15, 2029

This Note is one of a duly authorized issue of Securities of the Company of a series designated as the “4.875% Fixed-to-Floating Rate Subordinated Notes due May 15, 2029” (herein called the “Notes”) initially issued in an aggregate principal amount of $125,000,000 on May 8, 2019. Such series of Securities has been established pursuant to, and is one of an indefinite number of series of subordinated debt securities of the Company issued or issuable under and pursuant to the Indenture, dated as of May 8, 2019 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the First Supplemental Indenture between the Company and the Trustee, dated as of May 8, 2019 (the “First Supplemental Indenture,” and the Base Indenture as supplemented and amended by the First Supplemental Indenture, the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Persons in whose names Notes are registered from time to time and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and those set forth in this Note. To the extent that the terms, conditions and provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern to the extent that such terms, conditions and other provisions of this Note are not inconsistent with the terms, conditions and provisions made part of the Indenture by the Trust Indenture Act.

All capitalized terms used in this Note and not defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture. To the extent that any capitalized term used in this Note and defined herein is also defined in the Indenture but conflicts with the definition provided in the Indenture, the definition of the capitalized term in this Note shall control.

The indebtedness of the Company evidenced by the Notes, including the principal thereof, and premium, if any, and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date hereof or hereafter incurred, and on the terms and subject to the terms and conditions set forth in the Indenture, and shall rank pari passu in right of payment with all other Securities and other unsecured subordinated indebtedness of the Company which are not by their terms subordinate and subject in right of payment to the prior payment in full of debentures, notes, bonds or other evidences of indebtedness of types that include the Notes. Each Holder of this Note, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

The Notes are intended to be treated as Tier 2 capital (or its then-equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or any successor regulatory authority with jurisdiction over bank holding companies) (the “Federal Reserve Board”) as then in effect and applicable to the Company. If an Event of Default with respect to Notes shall occur and be continuing, the principal and interest owed on the Notes shall only become due and payable in accordance with the terms and conditions set forth in Sections 501(6) and (7) of the Base Indenture and Section 2.7 of the First Supplemental Indenture. Accordingly, the Holder of this Note has no right to accelerate the maturity of this Note in the event that the Company fails to pay interest on any of the Notes, or fails to perform any other obligations under the Notes or in the Indenture that are applicable to the Notes.

The Company may, at its option, redeem the Notes, in whole or in part, on any Interest Payment Date on or after May 15, 2024. The Company may also, at its option, redeem the Notes before the Stated Maturity Date, in whole, but not in part, at any time, upon the occurrence of a Tier 2 Capital Event, a Tax Event or a 1940 Act Event. Any such redemption will be at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date fixed by the Company. No redemption of the Notes by the Company prior to the Stated Maturity Date shall be made without the prior approval of the Federal Reserve Board if such prior approval is or will be required at the scheduled Redemption Date. The provisions of Article Eleven of the Base Indenture and Article 3 of the First Supplemental Indenture shall apply to the redemption of any Notes by the Company.

The Notes are not entitled to the benefit of any sinking fund. The Notes are not convertible into or exchangeable for any other securities or property of the Company or any Subsidiary of the Company.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, and in some limited instances prescribed therein, even without such consent. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon all Holders of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register described in Section 305 of the Base Indenture, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a global note, represented by one or more permanent global certificates registered in the name of the nominee of The Depository Trust Company (each a “Global Note” and collectively, the “Global Notes”). Accordingly, unless and until it is exchanged for individual certificates, this Note may not be transferred except as a whole by The Depository Trust Company (the “Depositary”) to a nominee of such Depositary or by a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of persons that have accounts with the Depositary (“Participants”)) and the records of Participants (with respect to interests of persons other than Participants). Beneficial interests in the Notes owned by persons that hold through Participants will be evidenced only by, and transfers of such beneficial interests with such Participants will be effected only through, records maintained by such Participants. Except as provided below, owners of beneficial interests in this Note will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

Except in the limited circumstances set forth in the Base Indenture, Participants and owners of beneficial interests in the Global Notes will not be entitled to receive Notes in the form of Individual Securities and will not be considered Holders of Notes. None of the Company, the Trustee, the Security Registrar, the Paying Agent or any of their respective agents will be liable for any delay by the Depositary, its nominee or any direct or indirect Participant in identifying the beneficial owners of the related Notes. The Company, the Trustee, the Security Registrar, the Paying Agent and each of their respective agents may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued.

Except as provided in Section 305 of the Base Indenture, beneficial owners of Global Notes will not be entitled to receive physical delivery of Notes in the form of Individual Securities, and no Global Note will be exchangeable except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Notes.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to those persons may be limited. In addition, because the Depositary can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in the Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in the Depositary’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest. None of the Company, the Trustee, the Paying Agent and the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of the Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

The Trustee will act as the Company’s Paying Agent with respect to the Notes through its Corporate Trust Office. The Company may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.

Notices to the Holders of registered Notes in the form of individual Securities will be given to such Holders at their respective addresses in the Security Register, or in the case of Global Notes, electronic delivery in accordance with DTC’s applicable procedures. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of the Notes with respect to the Indenture or for any remedy under the Indenture.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign the within Security, fill in the form below: I or we assign and transfer the within Security to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint such assignee as agent to transfer this Security on the books of Pacific Premier Bancorp, Inc. The agent may substitute another to act for it.

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $125,000,000. The following increases or decreases in the principal amount of this Global Note have been made:

Date	Amount of increase in principal amount of this Global Note	Amount of decrease in principal amount of this Global Note	Principal amount of this Global Note following such increase or decrease	Signature of authorized signatory of Trustee